Redtail

Project Amendment | BioLife 4D Crowdfunding & Science Videos

June 12, 2017

Updated Scope of Work

This amendment updates the original scope of work and payment schedule outlined in *Biogen3D_RedtailProposal-v04*, signed April 4th 2017. Additional 3D animation by Mad Microbe Studios has been requested by BioLife 4D, to comprise in whole or part scenes 9 and 10 in the approved script, totaling up to 60 seconds of medical-grade 3D animation on top of the originally planned 30 seconds.

Budget Amendment

$12,500 animation costs to be paid to Mad Microbe Studios.

Since Mad Microbe is operating as a subcontracting vendor of Redtail Media, BioLife 4D will issue payments for these additional costs to Redtail Media, and Redtail Media will in turn pay Mad Microbe.

Payable in installments:

- 50% ($6,250) on mutual execution of deal memo
- 50% ($6,250) on delivery of final assets

Agreed for Redtail Media

Signature

Name/Title

Date

Agreed for BioLife 4D

[signature]

Signature

Steven Morris, CEO

Name/Title

6-12-17

Date